EXHIBIT 1

         The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock of Continucare Corporation is filed on behalf of each of us.


                                        /S/PHILLIP FROST, M.D.
Date: March 12, 1999                    ---------------------------------
                                        Phillip Frost, M.D.


                                        FROST-NEVADA, LIMITED PARTNERSHIP


                                        /S/DAVID H. MOSKOWITZ
Date: March 12, 1999                    ---------------------------------
                                        David H. Moskowitz
                                        President of Frost-Nevada Corporation,
                                        General Partner


                                        FROST-NEVADA CORPORATION


                                        /S/DAVID H. MOSKOWITZ
Date: March 12, 1999                    ---------------------------------
                                        David H. Moskowitz
                                        President